[Urbach Kahn & Werlin LLP
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                                                                    EXHIBIT 16.1

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

      The firm of Urbach Kahn & Werlin LLP was previously the independent auditor for WOM, Inc. (the "Company"), and reported on the financial statements of the Company for the fiscal years ended March 31, 2004 and March 31, 2003. On or about, June 1, 2004, the partners of Urbach Kahn & Werlin LLP joined a new limited liability partnership UHY LLP. On December 14, 2004, we notified the Company that the client auditor relationship between WOM, Inc. and Urbach Kahn & Werlin LLP had ceased.

      We have read the Company's statements included under Item 4.01 of its Form 8-K, dated December 14, 2004, and we agree with such statements.


                                       /s/ Urbach Kahn & Werlin LLP

December 14, 2004

Albany, New York

                         [Address Information Omitted]